UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 4, 2019

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-10948

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01.	Regulation FD Disclosure.

On March 4, 2019, Office Depot, Inc. (the “Company”) and Alibaba.com Singapore E-Commerce Private Limited (“Alibaba.com”) issued a joint press release, announcing that they have entered into a strategic Collaboration Agreement (the “Collaboration Agreement”), pursuant to which the Company and Alibaba.com will collaborate during the term of the Collaboration Agreement across sales, marketing and supply chain workstreams with the goal of providing U.S. small and medium-sized business (“SMB”) customers with greater access to a broad range of products and services.

Under the terms of the Collaboration Agreement, the Company’s obligations under the sales, marketing and supply chain workstreams include: (a) utilizing full-time experienced sales associates from its inside sales office to encourage customers to use Alibaba.com to purchase products that the Company does not sell itself, (b) conducting co-marketing initiatives to drive demand to a co-branded, online destination, which can be accessed at www.alibaba.com/officedepot, and providing unique coupons that Alibaba.com may provide to its qualifying customers to use for discounted purchases from the Company on officedepot.com or in the Company’s retail stores, and (c) upon execution of a supply and logistics agreement later in the year, accepting deliveries of products, initially from a limited number of Alibaba.com suppliers at designated Company distribution centers, for delivery to buyers when they are sold. Alibaba.com’s obligations under the Collaboration Agreement include providing the Company’s sales associates with any relevant sales materials and training, working with the Company to analyze customer behaviors and providing certain details with respect to recipients of the products. Each party will initially be responsible for the costs it incurs in connection with the performance of its obligations under the sales and marketing workstreams, except that Alibaba.com will reimburse the Company for agreed upon third-party marketing expenses. Pursuant to the Collaboration Agreement, the parties will discuss in good faith any fees or other consideration expected to be paid by Alibaba.com to the Company as part of an ongoing profitable and sustainable relationship as the sales and marketing workstreams progress. Office Depot will provide the services under the supply chain workstream pursuant to negotiated rates when that workstream launches.

The Collaboration Agreement will continue for as long as any workstream remains in effect, unless the agreement is terminated earlier in accordance with its terms. After the initial 125 days, each party has the right to terminate the Collaboration Agreement or any of the workstreams for any reason or no reason by providing 30 days written notice to the other party.

The March 4, 2019 press release announcing the strategic collaboration, a copy of which is being furnished as Exhibit 99.1 hereto, is incorporated herein by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit 99.1	Press release of Office Depot, Inc. and Alibaba.com, dated March 4, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE DEPOT, INC.

Date: March 4, 2019	/s/ N. David Bleisch
N. David Bleisch
Executive Vice President, Chief Legal and Administrative Officer & Corporate Secretary